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                                                                     EXHIBIT 16

                                    MOSS ADAMS LLP
                             CERTIFIED PUBLIC ACCOUNTANTS




July 30, 1997







United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth St., N.W.
Washington, D.C. 20549

Attn:    Division of Corporation Finance

Re:      Schmitt Industries, Inc. (the "Registrant")
         Commission File Number:  0-23996

Ladies and Gentlemen:

Pursuant to Item 304(a)(3) of Regulation S-K, the Registrant has provided us with a copy of Registrant's Current Report on Form 8-K, and we have reviewed the disclosures the Registrant is making in response to Item 4: Changes in Registrant's Certifying Accountant. Please be advised that Moss Adams LLP hereby agrees with the statements made by the Registrant in response to
Item 304(a)(1) of Regulation S-K as they relate to Moss Adams LLP.

Very truly yours,

/s/ MOSS ADAMS LLP

MOSS ADAMS LLP

c:  Wayne A. Case
      Schmitt Industries, Inc.